Exhibit 10.3

FIRST AMENDMENT TO

CREDIT AGREEMENT

This First Amendment to Credit Agreement is dated as of November     , 2017, by and among Mastech Digital, Inc., a Pennsylvania corporation (“MDI”), in its capacity as Borrowing Agent under the Credit Agreement (as defined below), PNC Bank, National Association (“PNC Bank”) and the other Lenders party hereto, and PNC Bank, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Administrative Agent”) (the “First Amendment”).

W I T N E S S E T H:

WHEREAS, MDI and the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of July 13, 2017 (as may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Guarantors desire to amend certain provisions of the Credit Agreement and the Lenders and the Administrative Agent shall permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement unless the context clearly indicates otherwise.

2.    The definition of Required Lenders set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Required Lenders means

(A)    If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B)    If there exist three (3) or more Lenders, at least two (2) Lenders (other than any Defaulting Lender) aggregately having more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the

Lenders (excluding any Defaulting Lender), (b) the aggregate outstanding amount of any Term Loans and (c) the aggregate amount of the Delayed Draw Term Loan Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Delayed Draw Term Loan Commitments, the outstanding Delayed Draw Term Loans of the Lenders (excluding any Defaulting Lender).

3.    Section 9.2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

9.2.3    Guaranties.    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of Indebtedness of the Loan Parties permitted hereunder, (ii) contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business and (iii) the obligations of MDI under that certain Parent Company Guarantee, dated on or around even date herewith, between MDI and Farmers Group, Inc. (the “Farmers Guaranty”), the form of which has been delivered by MDI to the Administrative Agent, pursuant to which MDI shall Guaranty the obligations of Mastech Canada under the Guaranteed Agreements (as such term is defined in the Farmers Guaranty); provided that there is no material change in the terms thereof without the prior written consent of the Administrative Agent.

4.    The provisions of Sections 2 and 3 of this First Amendment shall not become effective until the Administrative Agent has received the following items, each in form and substance acceptable to the Administrative Agent and its counsel:

(a)    this First Amendment, duly executed by each of the Loan Parties, the Administrative Agent and the Required Lenders; and

(b)    such other documents as may be requested by the Administrative Agent, if any.

5.    Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement and the other Loan Documents, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.

6.    Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations hereby continues to secure the Obligations, except to the extent such document, instrument or agreement has been modified, terminated or expired in accordance with their respective terms since their original execution and delivery by such Loan Party.

7.    Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that (i) such Loan Party has the legal power and authority to execute and deliver this First Amendment, (ii) the officers of such Loan Party executing this First Amendment have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and of the Credit Agreement and all documents executed or to be executed herewith or therewith, do not violate or conflict with the organizational agreements of such Loan Party or any Law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, and (iv) this First Amendment, the Credit Agreement and the documents executed or to be executed by such Loan Party in connection herewith or therewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms.

8.    Each Loan Party represents and warrants that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof, (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement, and (iii) it presently has no known claims or actions of any kind at law or in equity against the Lenders or the Administrative Agent arising out of or in any way relating to the Loan Documents.

9.    Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

10.    The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.

11.    This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by e-mail or telecopy shall be effective as delivery of a manually executed counterpart of this First Amendment.

12.    This First Amendment shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each Loan Party hereby consents to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County, New York and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, with respect to any suit arising out of or mentioning this First Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers the day and year first above written.

WITNESS:	Mastech Digital, Inc., a Pennsylvania corporation, as Borrowing Agent

/s/ Jennifer F. Lacey	By:	/s/ John J. Cronin, Jr.
	Name:	John J. Cronin, Jr.
	Title:	EVP and CFO

[Lender Signature Pages Follow]

ADMINISTRATIVE AGENT AND LENDERS: PNC Bank, National Association, as a Lender and as Administrative Agent

By:	/s/ Samuel Giacomantonio
Name:	Samuel Giacomantonio
Title:	Vice President

First National Bank of Pennsylvania, as a Lender

By:	/s/ Michael Colella
Name:	Michael Colella
Title:	Vice President

Northwest Bank, as a Lender

By:	/s/ Thomas K. Craft III
Name:	Thomas K. Craft III
Title:	SVP Credit Admin.